Exhibit 99.1

Media Contact:	Investor Relations:

Sandra Taylor, Ph.D.	Jay Roberts
Vice President of Marketing, Daou	Chief Financial Officer, Daou
610.594.2700	610.594.2700
sandra.taylor@daou.com	jay.roberts@daou.com

Daou Systems, Inc., announces closing of merger with and into PRX Acquisition Sub, Inc.

EXTON, Pa.—(October 28, 2005)—Daou Systems, Inc. (OTCBB:DAOU) today announced that it has completed the anticipated merger with and into PRX Acquisition Sub, Inc. a wholly-owned subsidiary of Proxicom, Inc. (Proxicom). Proxicom is a portfolio company of The Gores Group, LLC (Gores).  The cash payable to the holders of Daou’s common stock is approximately $0.384.

About the Transaction

The transaction was approved by a majority of Daou’s stockholders, confirmed today at the Special Meeting of Stockholders held to consider and vote upon the merger with Proxicom. The closing of the transaction took place immediately following the special stockholders' meeting.  Daou and Proxicom entered into a definitive merger agreement on August 10, 2005, and Daou subsequently filed a definitive proxy statement on September 16, 2005 with the Securities and Exchange Commission.

About Daou

Daou Systems, Inc. (OTCBB: DAOU) provides expert consulting and management services to healthcare organizations in the design, deployment and support of IT infrastructure and application systems. Daou’s business focus is in three markets, 1) payers of health care services in the commercial markets; 2) providers of clinical services (hospitals and hospital systems); and 3) government healthcare organizations. Daou offers services that include application implementation and support, management and technology related business consulting, wireless and wired infrastructure, mobile health and network services, application development and integration, and web-based portal solutions. Daou has provided services to more than 1,600 healthcare organizations, including leading private and public hospitals, managed care organizations on both the payer and provider sides of the market, as well as integrated healthcare delivery networks and some of the nation’s largest government healthcare entities. Daou Systems, Inc. is a publicly traded company listed on the OTC Bulletin Board under the stock symbol DAOU. (www.daou.com)

About Proxicom

Proxicom, Inc., an internationally recognized Internet consulting firm, delivers custom-tailored web applications, industry-specific solutions, and system integration services to Global 1000 organizations. Through the experience and ongoing passion of its talented professionals, Proxicom provides specialized technology development expertise across a number of select industry groups including: Automotive, Healthcare, and Financial Services. Founded in 1991 as a systems integrator, Proxicom, an affiliate of The Gores Group, LLC, has developed and built web solutions for such blue-chip companies as ExxonMobil, Chevron, DuPont, Mazda North American Operations, GMAC and Toyota Motor Sales, among many others. Headquartered in Reston, VA, Proxicom also has offices in New York, Los Angeles, Irvine and San Francisco.  (www.proxicom.com)

About The Gores Group, LLC

The Gores Group, LLC (“Gores”) is a private investment firm focused on the technology and telecommunications sectors. Since 1987, Gores has amassed an enviable track record of successful investments within these sectors. The firm combines the seasoned M & A team of a traditional financial buyer with the operational expertise and detailed due diligence capabilities of a strategic buyer. Gores has a longstanding record of creating sustainable value in its portfolio companies by focusing on customers and employees, supporting management with operational expertise and providing the capital required for growth. Headquartered in

Los Angeles, California, Gores maintains offices in Boulder, Colorado; London; and Zürich. (www.gores.com)

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements about the expected effects on Proxicom and Daou as a result of the acquisition of Daou by Proxicom, statements about the estimated cash amounts payable to the holders of Daou’s common stock in the proposed transaction with Proxicom, statements about the expected timing and scope of the proposed merger, and all other statements in this release other than historical facts are forward-looking statements. Forward-looking statements include information about possible or assumed future financial results and usually contain words such as “believes,” “intends,” “expects,” “anticipates,” or similar expressions. These statements are subject to risks and uncertainties that may change at any time, and, therefore, actual results may differ materially from expected results due to a variety of factors, including but not limited to, the satisfaction of the conditions to closing of the acquisition, as well as the additional factors discussed in Daou’s annual report on Form 10-K and 10-K/A for the year ended December 31, 2004 and Daou’s quarterly report on Form 10-Q/A for the quarter ended March 31, 2005 and Form 10-Q for the quarter ended June 30, 2005.